UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 27, 2006
BENJAMIN FRANKLIN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51194	04-3336598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Main Street, Franklin, Massachusetts	02038

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (508) 528-7000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 27, 2006, Benjamin Franklin Bancorp, Inc. (the “Company”) issued a press release reporting its financial results for its fiscal quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01. Other Events
On July 26, 2006, Benjamin Franklin Bancorp, Inc. declared a quarterly dividend of $.03 per share of common stock. The dividend will be paid on August 25, 2006 to shareholders of record as of the close of business August 11, 2006.
Further, on July 26, 2006, the Company’s Board of Directors authorized the purchase of up to 239,096 shares of the Company’s common stock in connection with anticipated awards of restricted stock under the Company’s 2006 Stock Incentive Plan, approved by stockholders at their Annual Meeting on May 11, 2006. The purchases will be effected through open market transactions or negotiated block transactions, at the discretion of management. The exact timing of the purchases will depend on market conditions and other factors, such as Company-imposed blackout periods.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Press release dated July 27, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENJAMIN FRANKLIN BANCORP, INC.
Date: July 28, 2006	By:	/s/ Claire S. Bean
Claire S. Bean
Chief Financial Officer and Treasurer (Principal Financial Officer)

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